Exhibit 10.3

FORM OF NON-COMPETITION AGREEMENT

Party A:

Address:

Legal representative:

Party B:

Address:

Post code:

ID number:

Whereas:

1.                                      Party B will become (or is) an employee of Party A, establishing employment relationship with Party A;

2.                                      Party B is aware of (or might become aware of) the important business secrets of the Company or has important influences on the competitive edge over competitors of the Company;

3.                                      Party B further acknowledges that it will harm the business of the Company and cause irreparable loss to the Company if Party B goes to work for any competitor of the Company after he leaves office.

Therefore, Party A and Party B agree to make this agreement after consultation on an equal footing in accordance with the Labor Law of the People’s Republic of China and other relevant laws and regulations.

I.                                        General provisions and definitions

1.1                               In order to protect the legal rights and interests of both parties, this agreement follows the principle: on the one hand, prevent unfair competition against the company, and on the other hand, guarantee the legal rights of labor of Party B.

1.2                               The “Company” in this Agreement means Party A and all of its branches, subsidiaries, offices and affiliates (hereinafter collectively referred to as the “Company”).

1.3                               The “Term of Office” in this Agreement means the period from the date of the formal signing of the labor contract or the establishment of the factual labor relationship between Party B and Party A to the date of the expiration or termination of the labor relationship between Party A and Party B.

1.4                               The “Leave Office” in this Agreement means the act of either party to express and carry out the intent of termination of the employment relationship, whether in regular procedures or not, including resignation, dismissal, discharge or termination of the labor relationship.

1.5                               The “Competitive Unit” in this Agreement means any person, company, enterprise, partnership, office, association, public institution, non-government organization or any other organization that produces and deals in the same categories of products, or provides the same categories of services or competes or potentially competes with the business of the Company. These Competitive Units include but are not limited to:

•                                          Internet content providers (ICPs, including Internet search engine) and Internet service providers (ISPs), especially Sina, Yahoo, QQ, Netease, 263, MSN, Google, Baidu, Soso, Qihu, Youku, Tudou, Snda, The 9, Giant, Perfect world, Kingsoft, etc.;

•                                          companies or enterprises that deal in the same or similar business to my main work content in the Company, including but not limited to the companies and enterprises providing or engaging in wireless services, online games, search engines, perpendicular information (such as automobile, IT, economics, real estate, home, finance etc.), online video, etc.;

•                                          companies or enterprises or other agencies that provide professional advisory or consulting services to the above companies or enterprises.

1.6                               The “non-competition obligations” in this Agreement refer to the obligations set out in Articles 2.4 and 2.5.

II.                                   Non-competition provisions

2.1                               Party B guarantees that without the prior written consent of Party A, Party B will not deal in or participate in dealing in any business that is in directly or indirectly competition with Party A for the benefit of myself or other people during my Term of Office in the Company.

2.2                               During my Term of Office in the Company, without the prior written consent of Party A, Party B promises that Party B will not take on a second paid job; Party B and/or its affiliates will not accept or get any position in any Competitive Unit or any other economic and social organization that has direct economic relations with Party A (including but not limited to partners, directors, supervisors, shareholders, managers, staff, agents, advisers, etc.), or provide any advisory services (whether paid or not ) or other assistance to such Competitive Units (for example, the same or similar business scope to the current business of the Company or the business to be developed as determined by the board of directors of the Company from time to time); Party B will not use its position in the Company to obtain benefits with dishonest methods, or use its status and position in the Company to seek personal gain. For the purposes of this Agreement, Party B’s affiliates include but are not limited to:

•                                          any type of organization of which Party B is a managing officer or partner or owns 10% or above directly or indirectly;

•                                          any trust or other property of which Party B has a substantial portion or is the trustee (or similar entrusted capacity).

2.3                               During Party B’s Term of Office in the Company, if any of Party B’s relatives works for any Competitive Unit of the Company, Party B will truthfully inform the human resources of the Company thereof.

2.4                               Without the prior written approval of Party A, Party B shall not work for any Competitive Unit during the period for which Party A pays the non-competition compensation after Party B leaves office from the Company for any reason.

2.5                               Without the prior written approval of Party A, during the period for which Party A pays the non-competition compensation after Party B Leave Office from the Company for any reason, Party B shall not start any business in competition with Party A directly or indirectly, including but not limited to:

•                                          ICPs;

•                                          ISPs;

•                                          companies or enterprises that deal in the same or similar business to my main work content in the Company.

2.6                               Party B agrees that it will not instruct, induce, encourage, instigate or otherwise attempt to influence the other employees of the Company to Leave Office, directly or indirectly, during the Term of Office and within one year after Party B leaves office, to work for Party B or any other individual or entity; Party B guarantees that Party B will not solicit business from the Company’s clients or former clients, to gain profit directly or indirectly, except for the actions Party B takes to perform its duties during the Term of Office.

2.7                               Party B acknowledges that Party A has the ownership of all the works, research, inventions and other intellectual property rights that Party B completes in relation to its job or with/using the funds, materials and sites of the Company, whether created at present or in the future, including but not limited to the works (whether in the form of text, picture, animation or others), trademarks (in words, graphics or a combination thereof), patents (whether registered already or applying for registration currently), software, public or undisclosed proprietary technology and other legal rights; and Party B promises that it will do its best to cooperate with Party A so that Party A can acquire the full rights and protect its rights and interests.

III.                              Payment of non-competition compensation

3.1                               Party A has the right to decide whether to apply the non-competition obligations to Party B and to decide the non-competition period within a month after Party B leaves office.

3.2                               If Party A decides to apply the non-competition obligations to Party B, Party A shall pay the non-competition compensation in accordance with Article 3.3 of this Agreement.

3.3                               The non-competition compensation equals to the base multiplied by 1/2 multiplied by the months of the non-competition period; the base is the amount of Party B’s average monthly salary during the twelve months before Party B leaves office; the non-competition period shall start from the date Party B leaves office and shall not be longer than 12 months. The actual months shall be calculated based on the total amount of the non-competition compensation that Party A actually pays Party B.

3.4                               Such non-competition compensation is the total amount of compensation for Party B during the non-competition period. Party A may make the payment of such compensation either (1) in a lump sum within five weeks after Party B officially leaves office, which Party B may use such compensation evenly in each month during the non-competition period at its own discretion; or (2) by installment each month during the non-competition period to Party B in the amount that equals to the total compensation divided by the months.

3.5                               The non-competition compensation may be collected by Party B on the premise of Party A or be paid by Party A through bank transfer or post office. If Party B refuses to receive such compensation, Party A may put the compensation in escrow in accordance with law. The date on which Party A remits the compensation through bank or post office or puts the compensation in escrow shall be the date of payment.

3.6                               If Party A doesn’t pay Party B the non-competition compensation within five weeks after Party B leaves office, it will be deemed that Party B is exempted from the non-competition obligations by Party A (that is, Party B is not bound by the obligations set out in Articles 2.4 and 2.5 of this Agreement). From then on, Party B shall not request Party A to pay any of the non-competition compensation in any way (including but not limited to through arbitration or litigation).

IV.                               Default

4.1                               If Party B fails to perform the obligations set out in Articles 2.1, 2.2, 2.3, 2.6 and 2.7, Party B shall be liable for the default. Party A has the right to punish Party B and claim for damages.

4.2                               If Party A has paid the non-competition compensation to Party B in accordance with this Agreement, in the event of Party B’s failure to perform the non-competition obligations, Party B shall be liable to: (1) return double of the non-competition compensation paid by Party A, and (2) pay the liquidated damages to Party A for all the losses caused to Party A. The return of the non-competition compensation and the payment for the default and losses shall not be deemed as weakening, canceling or terminating an of Party B’s non-competition obligations to Party A.

4.3                               During the period of Party B’s employment with Party A, Party A may deduct all or part of the above liquidated damages directly from the salaries, bonus, various remuneration and other income payable to Party B. Party B shall be liable to Party A for, including but not limited to, the property and/or non-property loss caused to Party A because of the default, direct or indirect, tangible or intangible; and the reasonable costs incurred by Party A in investigating Party B’s default (expert fees, attorneys’ fees, costs, etc.).

4.4                               As Party B’s default infringes the legal rights and interests of Party A, Party A may select to hold Party B responsible for the default under this Agreement or charge Party B with tort in accordance with applicable law.

4.5                               If Party A refuses to pay the non-competition compensation to Party B and uses illegal means to prevent the future employment of Party B and causes direct damages to Party B, Party B has the right to claim damages against Party A.

V.                                    Termination

The two parties agree that this Agreement shall terminate in the event of any of the following circumstances:

5.1                               The non-competition period binding upon Party B under this Agreement expires;

5.2                               Party A refuses to pay the non-competition compensation, or Party A delays the payment of the due non-competition compensation for one month or above without good cause;

5.3                               Party A’s legal personality terminates and there is no one to undertake its rights and obligations.

VI.                               Severability

If any provision of this Agreement is or becomes invalid, the remaining provisions are still effective, legal and enforceable; and such invalid provision shall be replaced by an effective, legal and enforceable provision that reflects the original intent of the parties to the greatest extent.

VII.                          VII. Notice

7.1                               Any notice under this Agreement may be sent by delivery in person, courier (including express delivery), registered mail or service by public announcement.

7.2                               The notice shall be sent to the following address, unless amended with a prior written notice:

To Party A:

Address:

Postal Code:

Att.:

Tel:

Fax:

To Party B:

Address:

Postal Code:

Att.:

Tel:

Fax:

Email:

7.3                               The notice or mail will be deemed as delivered:

•                                          if delivered by courier (including commercial express delivery), when it is signed off;

•                                          if delivered by registered mail, seven (7) days after the date of the voucher of the post office.

VIII.                     Amendment & waiver

8.1                               Any amendment or change of this Agreement shall not be effective unless approved in writing by both parties.

8.2                               Any approval, waiver or change from any party in the case of any event shall only apply to this event. Unless expressed in writing, such approval, waiver or change shall not be presumed for any subsequent event.

8.3                               Any failure or delay to exercise any right, power or preferential right under this Agreement or in relation to this Agreement by any party shall not be deemed as waiver thereof; and any failure to exercise any of part of such right, power or preferential right shall not prevent any further exercise of such right, power or preferential right.

IX.                               Dispute

Any dispute arising from this Agreement shall be resolved through consultation by the two parties; if it cannot be resolved through consultation, either party may submit it for arbitration to the competent labor dispute arbitration institution or initiate legal proceedings with the competent court (the competent court in the jurisdiction where Party A is located shall be the court of first instance). The foregoing provisions shall not prevent submission of the dispute for administrative resolution.

X.                                    Entire agreement

10.1                        This Agreement is attached to the Labor Contract between Party A and Party B as Exhibit B and is an integral part of the Labor Contract. Any breach of this Agreement shall be considered as breach of the Labor Contract.

10.2                        Any violation of the non-competition obligations by Party B means that the labor (employment) relationship between Party A and Party B is still effective. In such circumstances, the new employer of Party B shall be jointly and severally liable to Party A, and Party B shall be responsible to inform its new employer of this provision before Party B assumes office.

XI.                               Execution

11.1                        The two parties acknowledge that they have read and understood all the provisions of this Agreement and this Agreement shall go into effect after it is signed/sealed by the authorized representative of Party A and Party B on the premise of Party A.

11.2                        This Agreement is made in duplicate, one copy for each party, with the same force and effect.

Party A:	Party B:
Authorized representative:	Signature:
Date: (Seal)	Date: